UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Registration Statement under the Securities Act of 1933

ETERNITY HEALTHCARE INC.
(Exact name of registrant as specified in its charter)

Nevada	5700	75-3268426
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

409 Granville Street, Suite 1023,
Vancouver, BC, Canada
604-324-4843
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy of communications to:

Michael J. Morrison
1495 Ridgeview Drive, Suite 220
Reno, Nevada, 89518
Telephone: (775) 827-6300 Facsimile: (775) 827-6311

Nevada Agency and Transfer Company
50 West Liberty Street, Suite 880
Reno, NV, 89501
775-322-0626

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐ Accelerated filer  ☐ Non-accelerated filer ☐ Smaller reporting company  ☑

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security (1) ($)	Proposed Maximum Aggregate Offering Price (1) ($)	Amount of Registration Fee ($)
Shares of Common Stock, par value $0.001	18,484,995	0.01	184,849.95	$21.46

(1)	Estimated for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933 and the price at which the selling security holders will be offering their shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

ETERNITY HEALTHCARE INC.

18,484,995 Shares of Common Stock

The date of this Prospectus is February 4, 2011.

Eternity Healthcare Inc. (“Eternity”, “we”, “us”, “our”) is registering 18,484,995 shares of common stock held by 26 selling security holders, including a total of 7,310,005 shares held by Francine and Hassan Salari, our directors and officer.

The selling security holders will sell at an initial price of $0.001 per share until a market for our common stock develops on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. However, there can be no assurance that a market for our common stock will develop on the OTC Bulletin Board.  We will not receive any proceeds from the sale of shares of our common stock by the selling security holders, who will receive aggregate net proceeds of $184,850 if all of the shares being registered are sold at the initial price.  We will incur all costs associated with this Prospectus.

Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market. We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market. The purchasers in this offering may be receiving an illiquid security.

An investment in our securities is speculative. See the section entitled "Risk Factors" beginning on Page 4 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed.  The selling security holders may not sell these securities until the registration statement that includes this Registration Statement is declared effective by the Securities and Exchange Commission.  This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall the selling security holders sell any of these securities in any state where such an offer or solicitation would be unlawful before registration or qualification under such state's securities laws.

You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Table of Contents

Prospectus Summary	2
Risk Factors	4
Use of Proceeds	10
Determination of Offering Price	10
Dilution	11
Selling Security Holders	11
Plan of Distribution	13
Description of Securities to be Registered	17
Legal Matters	17
Interests of Named Experts and Counsel	18
Description of Business	18
Description of Property	27
Legal Proceedings	27
Market for Common Equity and Related Stockholder Matters	27
Financial Statements	F-
Management's Discussion and Analysis of Financial Position and Results of Operations	30
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	34
Directors and Executive Officers	34
Executive Compensation	39
Security Ownership of Certain Beneficial Owners and Management	40
Certain Relationships and Related Transactions	41
Disclosure of Commission Position on Indemnification of Securities Act Liabilities	41

Prospectus Summary

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”.  Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 8 of this Prospectus and the “Management's Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Our Business

We are a medical device company that, subject to government approval, plans to develops and distribute in-home medical diagnostic kits throughout Canada. Our products differ from other current offerings by allowing ordinary people to perform diagnostic testing on themselves with a high degree of accuracy and without the need for the use of professionals such as nurses and technicians.

On March 11, 2010 we entered into a License Agreement with Valimedix Limited, a United Kingdom corporation (“Valimedix”), pursuant to which we were granted the right to market and distribute 15 unique self diagnostic products developed by Valimedix on an exclusive basis in Canada, and a on a non-exclusive basis in the United States.  We also have the right to market the products with Valimedix SELFCheck trademark.  As consideration, we paid Valimedix a onetime fee of $10,000 and agreed to a three percent royalty on net revenues from the sales of Valimedix products.  The term of the agreement is for 20 years and may be renewed for an additional 10 years if we meet specified sales targets.  A full copy of this agreement is filed as Exhibit 10.1 to this Registration Statement on Form S-1.

We are not a blank check company.  Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock.  Accordingly, we do not believe that our Company may be classified as a “blank check company” because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

The Offering

The 18,484,995 shares of our common stock being registered by this Prospectus represent approximately 29% of our issued and outstanding common stock as of February 4, 2011.

Securities Offered:	18,484,995 shares of common stock offered by 26 selling security holders, including a total of 7,310,005 shares held by Francine and Hassan Salari, our directors and officer.

Initial Offering Price:
The $0.01 per share initial offering price of our common stock was determined by our Board of Directors based on several factors, including our capital structure and the most recent issuance price of 3,000,000 shares of our common stock at $0.01 per share on June 14, 2010. The selling security holders will sell at an initial price of $0.01 per share until a market develops for our common stock on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  However, there can be no assurance that a market for our common stock will ever develop on the OTC Bulletin Board.

Minimum Number of Securities to be Sold in this Offering:	None

Securities Issued and to be Issued:
As of February 4, 2011 we had 63,575,000 issued and outstanding shares of our common stock, and no issued and outstanding convertible securities.

All of the common stock to be registered under this Prospectus will be registered by existing stockholders. Even though our stock is quoted on the OTC Bulletin Board, there is no established market for the common stock being registered. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

Proceeds:	We will not receive any proceeds from the sale of our common stock by the selling security holders.

Financial Summary Information

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management’s Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Consolidated Statement of Expenses Data

	Period from inception on December 10, 2009 to April 30, 2010 ($)	Three month period ended October 31, 2010 (unaudited) ($)	Period from inception on December 10, 2009 to October 31, 2010 (unaudited) ($)
Revenues	-	-	-
Expenses	29,765	35,467	66,162
Net Loss	29,765	35,467	66,162
Net Loss per share	0.007	0.009	-

Consolidated Balance Sheet Data

	April 30, 2010 ($)	October 31, 2010 (unaudited) ($)
Working Capital (Deficiency)	(30,299)	(68,325)
Total Assets	5,341	6,970
Total Current Liabilities	35,640	74,587

Risk Factors

Please consider the following risk factors before deciding to invest in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risks could harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this Prospectus.

Risks Related to Our Business

Our auditors have issued a going concern opinion.

As at October 31, 2010, we had a working capital deficit of $68,325, had not generated revenues and had accumulated losses of $66,162 since inception. Our auditors have issued a going concern opinion. We have not generated any revenues and no revenues are anticipated until we begin operations. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations.

Investors may not be able to adequately evaluate our business due to our lack of an operating history, lack of revenues and no customers. We may not be successful in developing a market for our products and the value of your investment could decline.

We are a development stage company in a highly competitive industry. We have no operating history, no customers and no revenues. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry, including the following factors:

•	our business model and strategy are still evolving and are continually being reviewed and revised;

•	we may not be able to raise the capital required to develop our initial client base and reputation; and

•	we may not be able to successfully develop our planned products and services.

There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations. We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in us will decline.

We require additional funding in the approximate amount of $500,000 to continue our operations over the next 12 months.  If we do not secure additional funding, we may not be able to develop our business and distribute our products, which will affect our ability to generate revenues and achieve profitability.

We anticipate that we will require approximately $500,000 over the next 12 months in order to develop our business. Our failure to raise such additional capital or generate the cash flows necessary to finance our business could force us to limit or cease our operations.  Our business plan contemplates that we will expand our distribution throughout Canada.  Accordingly, we will need to raise additional funds, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our stockholders may experience significant dilution of their ownership interests, and the per-share value of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness and force us to maintain specified liquidity or other ratios.  If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things, distribute and market our products, which would negatively impact our business and our ability to generate revenues and achieve profitability.

The current status of our business depends on securing contracts with suppliers and orders with customers and ensuring products to sell.

To date, although we have entered into a distribution agreement with our supplier, we cannot guarantee that we will be able to sell specific products or maintain sufficient supply of specific products for our business.  What’s more, we have not yet sold products to any customer or developed a customer base.  If we are unable to maintain our relationship with our supplier, Valimedix, we may be forced to cease operations. Similarly, if we fail to develop a customer base we may be forced to cease operations.

Our future product development efforts may not yield marketable products due to results of studies or trials, failure to achieve regulatory approvals or market acceptance, proprietary rights of others or manufacturing issues.

Development of a product candidate requires substantial technical, financial and human resources. Our potential product candidates may appear to be promising at various stages of development yet fail to reach the market for a number of reasons, including:

•	the lack of adequate quality or sufficient prevention benefit, or unacceptable safety during preclinical studies or clinical trials;
•	their failure to receive necessary regulatory approvals;
•	the existence of proprietary rights of third parties; or
•	the inability to develop manufacturing methods that are efficient, cost-effective and capable of meeting stringent regulatory standards.

We face competition from several companies with greater financial personnel and research and development resources than ours.

Our competitors are developing product candidates which could compete with those we may develop in the future. Our commercial opportunities will be reduced or eliminated if our competitors develop and market products for any of the disease diagnosis that we target that:

•	are more accurate;
•	have fewer false positive;
•	are more adaptable to various conditions;
•	are easier to use; or
•	are less expensive than the products we have available.

Even if we are successful in developing effective products and obtaining appropriate regulatory approvals necessary for commercializing them, our products may not compete effectively with other successful product candidates. Researchers are continually learning more about diseases, which may lead to new technologies for treatment. Our competitors may succeed in developing and marketing products that are either more effective than those that we may develop, alone or with our collaborators, making our products obsolete, or that are marketed before any product candidates we develop are marketed.

Our competitors include fully integrated pharmaceutical companies and biotechnology companies that currently have drug and target discovery efforts, as well as universities and public and private research institutions. Many of the organizations competing with us may have substantially greater capital resources, larger research and development staffs and facilities, greater experience in product development and in obtaining regulatory approvals, and greater marketing capabilities than we do.

Delays in successfully obtaining government approval could jeopardize our ability to market out potential product candidates on a timely basis.

Our business prospects depend on our ability to obtain required regulatory approvals and to successfully commercialize our products. For new products we may need to show adequate evidence of accuracy and effectiveness in trials settings. These can be expensive and uncertain process, and delay or failure can occur at any stage of our trials testing. Any delay or significant inaccuracy of test could force us to abandon a product candidate altogether or to conduct additional clinical trials in order to obtain approval from the government regulatory body. These development efforts and testing trials are lengthy and expensive, and the outcome is uncertain. Completion of any new tests may commence, announcement of results of the trials and our ability to obtain regulatory approvals could be delayed for a variety of reasons, including:

•	lower than anticipated recruitment of medical centers to participate in testing trials;
•	serious false results related to the products;
•	unsatisfactory results of any test trial; or
•	different interpretations of our results with actual disease (specificity)

Our development costs will increase if we have material delays in any clinical trial or if we need to perform more or larger clinical trials than planned. If the delays are significant, or if any of our product candidates do not prove to be safe or effective or do not receive required regulatory approvals, our financial results and the commercial prospects for our products will be harmed. Furthermore, our inability to complete our test trials in a timely manner could jeopardize our ability to obtain regulatory approval.

Medical device product development is a long, expensive and uncertain process and the approval requirements for many products are still evolving.  If we are unable to successfully develop and test product candidates in accordance with such requirements, our business will suffer.

We cannot predict whether we will obtain regulatory approval for any medical device candidates pursuant to regulatory provisions. We may fail to obtain approval from regulatory authorities, or experience delays in obtaining such approvals, due to varying interpretations of approval from other countries or their data or failure to satisfy current sensitivity, efficacy and quality control requirements. Further, our business is subject to substantial risk because the current policies of regulators may change suddenly and unpredictably and in ways that could impair our ability to obtain regulatory approval of our products. We cannot guarantee that the regulatory authorities will approve our products on a timely basis or at all.

We may become subject to product liability claims, which could result in significant damages.

We face an inherent risk of exposure to product liability suits in connection with products tested in clinic or sold commercially. We may become subject to a product liability suit if any product we develop causes emotional or physical damage, or if individuals subsequently become infected or otherwise suffer adverse effects from our products. If a product liability claim is brought against us, the cost of defending the claim could be significant and any adverse determination could result in liabilities against our company.

As our business assets and our director and officer are located in Canada; investors may be limited in their ability to enforce US civil actions against our assets or our director and officer. You may not be able to receive compensation for damages to the value of your investment caused by wrongful actions by our directors.

Our business assets are located in Canada and our directors and officer are residents of Canada. Consequently, it may be difficult for United States investors to affect service of process upon our assets or our directors or officers.  It may also be difficult to realize upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of our assets or our directors or officers predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

Our officer and directors beneficially own approximately 82.3% of the shares of our common stock and their interest could conflict with the investors which could cause the investor to lose all or part of the investment.

Our directors and officer have control over, approximately 82.3% of our issued and outstanding common stock. As such, they are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of our management but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to our business and operations could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officer and directors. Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of our business. This lack of shareholder control could prevent the shareholders from removing from the Board of Directors any directors who are not managing the company with sufficient skill to make it profitable, which could prevent us from becoming profitable.

We may indemnify our directors and officers against liability to us and our stockholders, and such indemnification could increase our operating costs.

Our Bylaws allow us to indemnify our directors and officers against claims associated with carrying out the duties of their offices. Our Bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers or control persons, we have been advised by the SEC that such indemnification is against public policy and is therefore unenforceable.

Since our sole officer and director is aware that she may be indemnified for carrying out the duties of her offices, she may be less motivated to meet the standards required by law to properly carry out such duties, which could increase our operating costs. Further, if our sole officer and director files a claim against us for indemnification, the associated expenses could also increase our operating costs.

We are exposed to currency exchange risk which could cause our reported earnings or losses to fluctuate.

Although we intend to report our financial results in US dollars, a portion of our sales and operating costs may be denominated in Canadian dollars. In addition, we are exposed to currency exchange risk on any of our assets that we denominate in Canadian dollars. Since we present our financial statements in US dollars, any change in the value of the Canadian dollar relative to the US dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of our Canadian dollar assets into US dollars. Consequently, our reported earnings or losses could fluctuate materially as a result of foreign exchange translation gains or losses.

We have only one supplier of our medical diagnostic devices.  If our supplier ceases to exist or does not fulfill our orders, we may not be able to secure additional products and our ability to generate revenues may suffer.

We have a distribution agreement with Valimedix upon which we intend to rely for the supply of the products we intend to distribute. However, if Valimedix ceases to exist or terminates its supply of products to us, we would be forced to find an alternative supplier of medical diagnostic equipment.  If we are not able to secure such supply, we may not have sufficient product to sell to our intended market and consequently our ability to generate revenues may suffer.

Risks Related to the Ownership of Our Stock

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 300,000,000 shares of common stock, of which 63,575,000 shares are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf.  Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock.  This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things.  Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers.  Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Our security holders may face significant restrictions on the resale of our securities due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock.  There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.  You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

Under Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our Annual Report on Form 10-K for our fiscal year ending April 30, 2011.  We will soon begin the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management’s time and attention from revenue-generating activities to compliance activities.  While we expect to expend significant resources to complete this important project, we may not be able to achieve our objective on a timely basis. It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation we may not be able to assess our internal controls over financial reporting to be effective in compliance with the Sarbanes-Oxley Act.

Use of Proceeds

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders.  The selling security holders will receive all proceeds from this offering and if all of the shares being offered by this Prospectus are sold at $0.01 per share, those proceeds would be approximately $184,850.

Determination of Offering Price

The selling security holders will offer their shares at an initial offering price of $0.01 per share until a market for our common stock develops on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  However, there can be no assurance that a market for our common stock will ever develop on the OTC Bulletin Board. The initial offering price was determined by our Board of Directors, who considered several factors in arriving at the $0.01 per share figure, including the following:

·	our most recent issuance price of 3,000,000 shares of our common stock at $0.01 per share on June 14, 2010;

·	our lack of operating history;

·	our capital structure; and

·	the background of our management.

As a result, the $0.01 per share initial price of our common stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time. The price is not based on past earnings, nor is it indicative of the current market value of our assets. No valuation or appraisal has been prepared for our business. You cannot be sure that a public market for any of our securities will develop.

If a market for the stock develops, the actual price of the shares sold by the selling security holders named in this Prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling security holders. The number of shares that may actually be sold by a selling security holder will be determined by each selling security holder. The selling security holders are neither obligated to sell all or any portion of the shares offered under this Prospectus, nor are they obligated to sell such shares immediately hereunder. If a market for our common stock develops, security holders may sell their shares at a price different than the $0.01 per share offering price depending on privately negotiated factors such as the security holder's own cash requirements or objective criteria of value such as the market value of our assets.

Dilution

All of the 18,484,995 shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

Selling Security Holders

The 26 selling security holders are offering for sale 18,484,995 shares of our issued and outstanding common stock which they obtained as part of the following issuances:

•
5 of the selling shareholders received their stock from the issuance of 60,000,000 shares at the closing of our share exchange with Eternity Healthcare Inc., a British Columbia company.  These selling shareholders are offering an aggregate of 18,309,995 shares; and

•	22 of the selling shareholders received their stock from the issuance of 2,650,000 pre-split shares of our common stock at $0.01 per share in March 31, 2008.

All of these shares were issued in reliance upon an exemption from registration pursuant to Regulation S under the Securities Act of 1933 (the “Securities Act”).  Our reliance upon Rule 903 of Regulation S was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S.  We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

The selling security holders have the option to sell their shares at an initial offering price of $0.01 per share until a market for our common stock develops on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The following table provides information as of February 4, 2011 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

•	the number of shares owned by each prior to this offering;

•	the number of shares being offered by each;

•	the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

•	the percentage of shares owned by each; and

•	the identity of the beneficial holder of any entity that owns the shares being offered.

Name of Selling Security Holder	Shares Owned Prior to this Offering (1)	Percent % (2)	Maximum Numbers of Shares Being Offered	Beneficial Ownership After Offering	Percentage Owned upon Completion of the Offering (2)
Merilda Bezy	1,000,000	1.6	1,000,000	0	0
Melissa Cartmell	10,000	(3)	10,000	0	0
Myrl Coulter	10,000	(3)	10,000	0	0
Donna Dorsey	10,000	(3)	10,000	0	0
Casey Kachur	20,000	(3)	20,000	0	0
Torah Kachur	10,000	(3)	10,000	0	0
David Kelcher	10,000	(3)	10,000	0	0
Carmen Kriegel	10,000	(3)	10,000	0	0
Patrick Leonard	10,000	(3)	10,000	0	0
Linda McLennan	5,000	(3)	5,000	0	0
Craig McLennan	5,000	(3)	5,000	0	0
Sheila Kelcher	10,000	(3)	10,000	0	0
Rolando Ploit	10,000	(3)	10,000	0	0
Lorne Merrick	5,000	(3)	5,000	0	0
Netta Phillet	5,000	(3)	5,000	0	0
Hassan Salari (4)	33,310,000 (8)	52	3,310,000 (8)	30,000,000	47
Julian Salari (5)	5,009,995	7.9	5,009,995	0	0
Francine Salari (6)	19,000,005 (8)	6.3	4,000,005 (8)	15,000,000	23.5
Frederick Salari (7)	4,999,995	7.9	4,999,995	0	0
Myron Selby	5,000	(3)	5,000	0	0
Leslie Shragge	5,000	(3)	5,000	0	0
Phil Shragge	5,000	(3)	5,000	0	0
Joyce Wilde	5,000	(3)	5,000	0	0
Glen Wilde	5,000	(3)	5,000	0	0
Gordana Vilimanovich	5,000	(3)	5,000	0	0
Branislav Vilimanovich	5,000	(3)	5,000	0	0

Total	63,484,995	99.8	18,484,995	45,000,000	70.5

(1)
The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and. the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2)	The percentages are based on 63,575,000 shares of our common stock issued and outstanding and as at February 4, 2011.
(3)	Less than 1%.
(4)	Hassan Salari is our director. He is the spouse of Francine Salari, our director and sole officer.
(5)	Julian Salari is the son of Francine and Hassan Salari. He does not share voting or dispositive over his shares with Francine or Hassan Salari.
(6)	Francine Salari is our director and sole officer. She is the spouse of Hassan Salari, our director.
(7)	Frederik Salari is the son of Francine and Hassan Salari. He does not share voting or dispositive control over his shares with Francine or Hassan Salari.
(8)
Francine and Hassan Salari together share voting and dispositive control over 52,310,005 shares of our common stock and 7,310,005 shares of our common stock which is being registered in this Prospectus.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares.  The numbers in this table assume that none of the selling security holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

Plan of Distribution

We are registering 18,484,995 shares of our common stock on behalf of the selling security holders.  The selling security holders have the option to sell the 18,484,995 shares of our common stock at an initial offering price of $0.01 per share until a market for our common stock develops, and thereafter at prevailing market prices or privately negotiated prices.

Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects. The OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far fewer restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTC Bulletin Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

●	on such public markets as the securities may be trading;

●	in privately negotiated transactions; or

●	in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public:

●	at an initial price of $0.01 per share until a market develops;

●	at the market price prevailing at the time of sale if a market for the stock develops on the OTC Bulletin Board;

●	at a price related to such prevailing market price if a market for the stock develops on the OTC Bulletin Board; or

●	at such other price as the selling security holders determine if a market for the stock develops on the OTC Bulletin Board.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock.  In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

•	furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

•	not engage in any stabilization activities in connection with our securities; and

•	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.  Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices if a market for the stock develops on the OTC Bulletin Board.  We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act.  Neither we nor the selling security holders can presently estimate the amount of such compensation.  We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.  Because the selling security holders may be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act.  Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares.  We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

Regulation M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act.  In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering.  In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity.  All of these limitations may affect the marketability of our common stock.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

•	contains the toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

•	the bid and ask prices for the penny stock;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

•	the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

•	a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales.  All states offer a variety of exemptions from registration of secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

Description of Securities to be Registered

Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value.

Common Stock

As of February 4, 2011, we had 63,575,000 shares of our common stock issued and outstanding.  We did not have any outstanding options or any other convertible securities as of February 4, 2011.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our stockholders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by the Board of Directors out of funds legally available for payment of dividends.  From our inception to February 4, 2011, we did not declare any dividends.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a cash or stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Legal Matters

Michael J. Morrison, Attorney and Counselor at Law, of 1495 Ridgeview Drive, Suite 220, Reno Nevada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Experts

Our audited financial statements for the period from December10, 2009 to April 30, 2010 have been included in this Prospectus in reliance upon James Stafford, Inc., Chartered Accountants, an independent registered public accounting firm, as experts in accounting and auditing.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “will”, “may,”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not undertake any obligation to publicly update any forward-looking statements.  As a result, investors should not place undue reliance on these forward-looking statements.

Overview

We were incorporated in the State of Nevada on October 24, 2007 as an online services company under the name Kid’s Book Writer, Inc. On September 23, 2010, we changed our name to Eternity Healthcare Inc., and we effected a reverse split of our issued and outstanding common stock at a factor of 10 old shares for 1 new share.   We maintain our statutory registered agent’s office at the Nevada Agency and Transfer Company, 50 W. Liberty Street, Suite 880, Reno, NV, 89501, our business offices are located at 409 Granville Street, Suite 1023, Vancouver, BC, V6C 1T2  and our telephone number is 604 324 4843.

Previous Business

Before we closed the transactions contemplated by the Share Exchange Agreement with Eternity BC, we planned to develop a website for children to create their own books.  We intended to offer a pure online service designed to offer children and parents an ability to create their own book. Customers were to be able to log on to the service, pick a theme (i.e. birthday, family outing, vacation, special occasion such as Christmas / Easter, sporting event, summer camp, etc.), and the software would offer several options, including various book templates, backgrounds, page sizes, the ability to write your own story or have some guidance, etc.  We were unable to find sufficient financing for this business model and engaged in a change of business transaction with Eternity BC.

Current Business

Upon acquiring Eternity BC pursuant to the Share Exchange Agreement, we adopted the business of Eternity BC.  We are now a medical device company that develops and distributes in-home medical diagnostic kits in Canada. Our products differ from other current offerings by allowing ordinary people to perform diagnostic testing on themselves with a high degree of accuracy and without the need for the use of professionals such as nurses and technicians.

On March 11, 2010 we entered into a License Agreement with Valimedix Limited, a United Kingdom corporation (“Valimedix”), pursuant to which we were granted the right to market and distribute 15 unique self diagnostic products developed by Valimedix on an exclusive basis in Canada, and a on a non-exclusive basis in the United States.  We also have the right to market the products with Valimedix SELFCheck trademark.  As consideration, we paid Valimedix a onetime fee of $10,000 and agreed to a three percent royalty on net revenues from the sales of Valimedix products.  The term of the agreement is for 20 years and may be renewed for an additional 10 years if we meet specified sales targets.  A full copy of this agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Principal Products

Subject to government approval, we are currently able to offer the following in-home diagnostic test kits in Canada, with an estimated additional 15 kits being launched in 2011 and 2012:

Cholesterol Level Test

Cholesterol is produced naturally in the body. While the majority is produced in the liver, a smaller proportion is absorbed from food. The body uses cholesterol primarily for forming cell membranes, producing bile and to protect the skin. The normal total level of cholesterol in the bloodstream is <200 mg/dL. An increased level of cholesterol (>200 mg/dL) represents a risk factor for arteriosclerosis.

Arteriosclerosis can remain undetected for decades, and may only be discovered when it has reached a very advanced stage. It is one of the most significant and frequently-occurring diseases of industrialized society, leading to circulatory problems, heart attacks and arteriosclerosis combined represent almost 40% of all deaths in the industrialized world. Arteriosclerosis of the blood vessels surrounding the heart leads to a decrease in blood flow to the heart muscle, resulting in vessel blockage and, potentially, heart failure / attack. For this reason, detection of early symptoms is imperative in order for the appropriate prophylaxis (preventive measures) or treatment to be provided.

Early detection principally involves the determination of risk factors. Nowadays, it is generally accepted that hypercholesterolemia in particular (an abnormally high level of cholesterol) is one of the most significant risk factors in coronary heart disease.

This cholesterol test will enable the user to assess quickly and easily, backed up by a medical check from their doctor, whether or not their cholesterol levels are within the normal range. They will then be able to take action to reduce their personal risk of heart disease if, as a result of detecting raised levels, they seek the advice of their doctor as to further steps and treatment.

Cholesterol levels may be influenced by the following factors: medication, diet, stress, diabetes mellitus, serious illness and pregnancy. In order to get meaningful results you should delay testing your cholesterol level after pregnancy or serious illness for about 3 months, and after minor illness for about 3 weeks.

The test kit includes a foil pack with test card and desiccant, lancet, band-aid and instructions.

Blood Glucose Level Test

Glucose is the most important monosaccharide (simple sugar) in the human body. In a healthy person, blood glucose concentration on an empty stomach lies at between approximately 4 and 6 mmol/L. Hormones in the body control blood glucose levels, ensuring that they remain constant within this range. They are lowered principally through the effects of insulin, and increased by the hormones glucagon and adrenaline in conjunction with insulin.

Glucagon is produced in the alpha cells, and insulin is produced in the so-called Islets of Langerhans (beta cells), both cell types being found in the pancreas. Insulin performs the most important role in keeping blood glucose levels normal.  Diseases affecting the pancreas and thus impairing the production of insulin lead to excessive glucose concentration and consequently to a disturbance in metabolic function. The most common and significant metabolic disturbance is diabetes mellitus. People with diabetes have too little insulin and are therefore unable to maintain stable glucose levels within the normal range. Medication, insulin injections or dietary changes may be needed.

According to the WHO (World Health Organization) estimates, in 2010 there are 240 million diabetics worldwide, with numbers on an upward trend. Untreated diabetes leads primarily to diseases of the blood vessels, kidney malfunction (glomeru-losclerosis), retinal damage (retinopathy, loss of sight) or blockage of major blood vessels (stroke, heart attack). For this reason, it is extremely important that diabetes be diagnosed early in order that it can be appropriately treated.

This test enables the user to take additional preventive action, considerably reducing their risk of suffering from diabetes without being aware of the condition. Blood sugar levels are influenced generally by various factors including: medication, alcohol, diet, stress, raised blood pressure, smoking, etc.

The test is comprised of 2 foil packs each with test strip and desiccant, 2 color charts, 2 lancets, 2 band-aids and instructions.

Bowel Health Test

Colon cancer is one of the most common forms of cancer and early detection is vital. The sooner it is detected, the greater are the chances of successful treatment. If it is treated at an early stage, the survival rate exceeds 90%.

95% of cases of colon cancer develop from polyps, which are benign tumors growing inside the colon. Typically, they do not cause any pain, and often remain undetected for many years before becoming malignant. At this stage, the hidden early stages of colon cancer can be detected by a simple test for blood in the stool.
Above the age of 40, if not sooner, everyone should perform an annual test for blood in the stool. It may be better to start testing before reaching 40 if for example, there is a history of colon cancer or polyps in your family. The test serves to identify blood in the stool which is not yet visible. Colon polyps bleed occasionally, and colon cancer will reveal blood at a very early stage. If, when performing this test, the user detects blood in your stool, the user should see their doctor in order for the medical reasons to be identified. What makes this test unique is that the user does not need to restrict their eating habits in any way in order to perform it, and it can be conducted simply and easily at any time of day, giving results within just a few minutes.

The test kit includes a sample container with buffer solution and collection stick, sealed foil pack with test cassette and desiccant, and instructions.

Prostate Health Test

Prostate cancer occurs when the cells of the prostate begin to grow uncontrollably. When caught and treated early, prostate cancer has a cure rate of over 90%.* PSA is a protein produced by the prostate and released in very small amounts into the bloodstream. When there is a problem with the prostate, such as enlarged prostate, prostatitis or development of prostate cancer, more and more PSA is released, until it reaches a level where it can be easily detected in the blood.

This test is sensitive and allows early detection of heightened levels of PSA in the blood, giving the user the opportunity to take early action and request further tests from their doctor should the levels be elevated.

*(Information provided by Prostate Cancer Foundation)

The test kit package includes: foil package (contains: test device and dropper), vial of test solution, lancet, alcohol swabs and instructions for use.

Multi Drug Test

This is a testing kit for testing of any combination of the following drugs:

Cocaine (COC), Amphetamine (AMP), Methamphetamine inc. Ecstasy (mAMP), Cannabis (THC), Opiates inc. Heroin (OPI), and Benzodiazepines (BZO).

It is a one-step screen test for the simultaneous, qualitative detection of multiple drugs and metabolites in human urine.  This test provides a preliminary analytical test result, providing the concentration of the drug present in urine sample is above a set level. A more specific alternate chemical method must be used in order to obtain a confirmed analytical result.

The test package kit contains a test panel for 6 different drug groups and an instruction leaflet.

Gluten Intolerance Test

Gluten intolerance (or coeliac disease) is a lifelong genetically inherited intestinal disorder. Damage to the inner surface of the small intestine is caused by a reaction to the ingestion of gluten. Gluten is the most common name for specific proteins found in all forms of wheat, rye and barley that are harmful to persons with coeliac disease. The SELFCheck Gluten Intolerance Test can aid in diagnosing coeliac disease, but the final diagnosis must be confirmed by a doctor. Gluten intolerance is manifested by a broad range of symptoms and coeliac disease can be difficult to diagnose. The symptoms can range from mild weakness, bone pain, aphtous stomatitis to chronic diarrhea, abdominal bloating, and progressive weight loss. Skin disorders and disorders of the central nervous system can also exist.

Studies show that continuous consumption of gluten by diagnosed coeliacs increases the chance of stomach or colon cancer 40 to 100 times of that of the unaffected population (Goggins et al.: The American Journal of Gastroenterology. 1994, Vol.89,(8), 2-13.). Gluten intolerance can be diagnosed by relatively simple diagnostic tests. The testing can be done by screening the patient’s blood for antitissue transglutaminase (tTGA), antigliadin (AGA) and endomysium antibodies (EmA) and doing a biopsy on the injured areas of the intestines.

Our Gluten Intolerance Test Kit is a simple blood test for detecting antibodies associated with gluten intolerance. The test performance has been studied at the University of Tampere by comparing the result to the biopsy proven clinical diagnosis. The kit includes an alcohol-soaked swab, a lancet, a tube with glass capillary, a foil pouch containing the test strip, sample buffer solution and an instruction leaflet.

Menopause Test

Menopause occurs when a woman’s ovaries stop releasing eggs. At this time estrogen and progesterone levels also drop (estrogen and progesterone are female hormones that prepare the body for a possible pregnancy). Experts believe it is these changes to the body’s chemistry which cause menopausal symptoms.

This test measures the follicle stimulating hormone (FSH) in urine. If FSH levels are elevated, it is very likely that post-menopause was entered.  FSH in the female stimulates the growth of ovarian follicles and promotes follicular steroidogenesis. This stimulates luteinizing hormone (LH) production and leads to an LH surge, which in turn is the trigger for ovulation.  LH and FSH (among others) play important roles in regulating ovarian functions and menstrual cycle. The hormone levels are used to assess menstrual cycle, ovulation or the determination of menopause.   A change in the hormone production is responsible for menopause.  FSH levels usually (before Menopause) are between 2 and 20 IU/L (International Units per Liter), but rise and remain elevated (>25 IU/L) in Post-menopause.

Stomach Ulcer Test

An ulcer is damage to the inner lining of the stomach or the upper part of the intestine (duodenum).  The most common cause is infection with Helicobacter pylori and this is responsible for up to 90 per cent of all cases of peptic ulceration.  Helicobacter pylori is a minute bacteria living inside and under the lining of the stomach. The groups most often affected are elderly people and people in developing countries. Those who carry these bacteria have most probably been infected during childhood. The risk of acquiring infection for an adult is modest - less than 1 per cent every year.

The Stomach Ulcer Test is an immunochromatographic assay for qualitative determination of antibodies to Helicobacter pylori in whole blood. The test incorporates multilayer filtration and sandwich immunoassay systems in a single module, allowing both the pretreatment of whole blood sample and the immunochromatographic detection assay to be performed in one step.

Urine Infection Test

Urinary tract infections cause a frequent desire to urinate. Often only a small amount of urine is passed but there is a burning or scalding pain whilst urinating. It sometimes includes the involuntary passing of a small squirt of urine on coughing or laughing (stress incontinence).  Sometimes a little blood is passed in the urine, and affected people often have to get up during the night. Occasionally, there are other symptoms including fever, shivering, pain in the groin and a general feeling of being unwell. This may mean that the infection has spread to the kidneys (Pyelonephritis).

Urinary infections are caused by a number of germs. The most common germ is known as Escherichia coli, which normally lives in the bowel without causing harm. The infection may also be caused by other germs, including those acquired during sexual intercourse such as Chlamydia trachomatis, Trichomonas vaginalis, Haemophilus vaginalis or Candida albicans.

The Urinary Health Care Test provides a preliminary qualitative indication of a urinary tract infection. It was designed as a simple, cost effective solution to screen for reliable signs (3 parameters) of a urinary tract infection without the use of instrumentation.

The PROTEIN parameter is used for indication of protein, especially albumin, and serves for diagnosis of cardinal symptom for kidney disorders or illness of the urinary tract (mainly due to bacterial infections). The NITRITE parameter is used for indication of nitrate reducing bacteria und serves for diagnosis of bacterial infection of kidneys and urinary passages. The LEUCOCYTES parameter is used for indication of granulocyte-esterases and serves as diagnosis of inflammation of kidneys and/or urinary passages.

Female Chlamydia Test

Chlamydia is the most common and easily treatable STI.  It can be transmitted by sexual intercourse and oral sex by both men and women.  It often presents no symptoms in men or women unless it leads to complications – when treatment can sometimes be too late to stop permanent damage.

Apart from sexual health experts, certain doctors don't have sufficient knowledge to suspect Chlamydia when assessing a person's symptoms, and may not do an appropriate test.  Healthcare professionals are often unaware of how common the problem is and that it can be present without causing symptoms.

Our test is able to detect the bacteria which cause Chlamydia even if there are no symptoms; allowing the user to take pro-active steps in treating it.  A visible result from the test is achieved within 10 minutes.

Markets, Customers and Distribution

We are attempting to provide a partial solution to the increasing cost of healthcare in Canada.  We are initially going to limit our products to distribution in Canada, but may look at expanding into the US in the future.  Our management believes that the most likely marketplace for our products will be community based healthcare providers whose role will be to deliver more cost effective services and management to reduce the work load on centralized district general hospital facilities. We believe that acceptance and implementation of in-home screening tests offers direct savings in terms of early detection of disease and consequently faster clinical and medical interventions where abnormal outcomes occur.

We believe that individual doctors’ offices, drop-in clinics and pharmacy based medical services will serve as a market for our products. In addition, we market specific product packages to Hotel/Spa clinics, health clubs as well as the occupational health sector, universities and schools.

We anticipate that the following consumer groups will make up the majority of our market:

1.
Individuals in their 50s and 60s who are seeking to maximize their retirement assets.  These are generally well educated, technology and health conscious and looking to limit their healthcare costs and achieve early detection of late onset diseases to ensure prompt intervention and treatment.

2.
Females over the age of 25 - These are generally aware individuals, who have not yet had children.  With frequent coverage in the media of issues such as STDs and infertility, they may be more apt to invest in home screening products to stay up to date on their health status.

3.
Individuals who consider wellness a lifestyle.  They are generally early middle aged, well educated, and prepared to use in home screening tests as part of their health and lifestyle program.  This may include cholesterol assessment as well as screening for food allergies and season disorders like asthma.

4.
Individuals in need of chronic disease management and monitoring such as diabetes, heart disease, and osteoporosis.  Such diseases are often complex as serious secondary health issues can develop; diabetics need to monitor renal function and cholesterol regularly as part of the ongoing management.

Competition

We do not believe that there are direct competitors for our in home screening products in the market at the present time.  However, we do face competition from standard diagnostic facilities such as medical or clinical laboratories as well as doctors’ offices.  These competitors have longer operating histories, better industry recognition and, in many cases, greater financial resources than we do.  Additionally, they are the established choice for diagnostics and consumers likely will have more confidence in them. In order for us to successfully compete in our industry we will need to:

•	Establish the accuracy of our products;

•	Build our brand recognition;

•	Establish and develop relationships with distributors and retailers; and

•	Increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

We believe that we will be able to compete effectively in our industry because:

•	standard diagnostics test at established providers are costly;
•	our products can eliminate the requirement to travel in order to have tests performed;
•	our products can eliminate the need to see general physicians before tests can be performed; and
•	our products allow the consumer more privacy in matters which they do not wish to share with their physicians.

As we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may develop similar technologies to ours and use the same methods as we do and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Intellectual Property

We have not filed for any protection of our name or trademark.  As a distribution company we do not directly own any of the intellectual property rights attached to any of the products we distribute.  Valimedix has trademarked “SELFCheck” – a series of products which we distribute.

Research and Development

For the year ended October 31, 2010 we incurred $28,999 in research and development expenses.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

Government Regulations

Government authorities in the United States and Canada, at the federal, state and local levels, and other countries extensively regulate, among other things, the research, development, testing, manufacturing, labeling, promotion, advertising, distribution, marketing and export and import of medical devices such as diagnostic kits and tools; products which we are developing and distributing. The process of obtaining regulatory approvals and the subsequent substantial compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources.

We are required to obtain two sets of license for the sale and marketing of our diagnostic kits.  In Canada, as in the United States and Europe, diagnostic test kits are classified as medical devices and require the following licenses: 1) Product License; and 2) Establishment License.

Product License: Diagnostic tests kits are classified under 4 different classes. Class I, II, III, and IV.

Class I includes products of which several examples are already approved and marketed in Canada. As long as the basic science remains the same, the application for approval of a new product is straight forward. One product in this category would be a pregnancy test. We are not marketing pregnancy test and therefore, we do not need to apply for approval under this class of products.

Class II products are those which do not need to be injected or inserted into the patient (non-invasive).  Often these tests kits are approved and sold in other parts of the world, but yet to be sold in Canada. The products which we are current focusing on distributing, and which are mentioned in this Prospectus, all belong to Class II. In order to secure the necessary license for these products, we are required to submit all the documentation which lead to the approval of the products in other countries. In our case, all of our products are already approved in Europe. Coinsequently, we are required to submit to the Canadian regulatory agency all the scientific data, results, approval process and certificates of good quality management, ISO 13485. Usually, products which have the ISO accreditation and approved by FDA or the European Union will qualify for approval in Canada. We anticipate that it will take 3-4 months following submission of the material to the Canadian Health Agency to obtain the license for marketing of the diagnostic tests in Canada.

Class III and IV include medical device which use invasive techniques. If the medical device has been approved in another region, it is considered Class III.  If it is brand new, it is considered Class IV.  Invasive tests such as colonoscopy, endoscopy, body lesion removal etc, are all considered Class III or IV. None of our products fall within Class III or IV.

Establishment License:  We are also required to obtain an establishment license for the marketing of our products. The intent of the medical device establishment licensing requirements is:

1-	To ensure that the inspectorate is made aware of:

a)	Who is importing and/or selling medical devices in Canada,

b)	The identity of the manufacturers of the devices sold by the holder of the license holder, as well as the classification of those devices,

c)	The identity of manufacturers of Class I and II devices

2-
To require license holders to provide some assurance to the Inspectorate that they have met the regulatory requirements and have documented procedures in place, where applicable, related to distribution record, complaint handling, recalls, mandatory problem reporting and for handling, storage, delivery, installation, and servicing, with respect to the medical devices they sell.

We are required to have a facility, where we stare the products, and distribute from that site. We are required to provide the name of contact and the physical address of the warehouse that if the authorities decided to inspect that can be done. The facility requires a safe lock –up a person with complete documentation of the import export.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations.  We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

As of February 4, 2011 we had one employee, and 5 people working on a consulting basis. We plan to hire 4 new full time consultants or employees for marketing, distribution, commercialization and regulatory approvals in 2011 if we have sufficient capital.

Description of Property

We currently rent an office totaling approximately 200 square feet in downtown Vancouver and an assembly space of about 5,000 square feet in a warehouse location in Vancouver. For our office we pay approximately $250 per month. For our assembly area we pay approximately $5,000 per month.  Our leases are for one year but can be extended on a similar basis.

Legal Proceedings

We are not aware of any pending or threatened legal proceedings which involve us or any of our subsidiaries, products or services.

Market for Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on OTC Bulletin Board, under the trading symbol “ETAH”.   We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

The following table reflects the high and low bid information for our common stock obtained from Stockwatch and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Bulletin Board
Quarter Ended(1)	High	Low
October 31, 2010	-	-
July 31, 2010	-	-
April 30, 2010	$3.90	$2.00

(1)	The first trade of our common stock on the OTC Bulletin Board occurred on March 5, 2010. There have been no trades since March 25, 2010.

Rule 144

None of our issued and outstanding common stock is currently eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended. The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date. Under these amendments, and subject to the special provisions for a “shell company” as described below, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the periodic reporting requirements of the Securities Exchange Act of 1934 for at least three months before the sale.

Sales under Rule 144 by Affiliates

Subject to the special provisions for a “shell company” as described below, Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding; and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

•	Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 by Non-Affiliates

Under Rule 144, subject to the special provisions for a “shell company” as described below, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares of common stock without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his, her, or its shares of common stock between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Special Provisions for “Shell Companies”

The provisions of Rule 144 providing for the six month holding period are not available for the resale of securities initially issued by a "shell company" which is defined as an issuer, other than a business combination related shell company, as defined in Rule 405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB, that has no or nominal operations; and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets; or an issuer that has been at any time previously an issuer described in paragraph (i)(1)(i) of Rule 144. Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC. The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. In order for Rule 144 to be available, we must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, inasmuch as we have filed the registration statement with respect to this prospectus.

Holders

As of February 4, 2011, there were 39 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of February 4, 2011, we did not have any equity compensation plans.

Financial Statements and Supplementary Data

Eternity Healthcare Inc.
Financial Statements
(Expressed in US dollars)
October 31, 2010

Balance Sheet as of October 31, 2010	F–1

Statements of Loss and Comprehensive Loss for the period ended October 31, 2010	F–2

Statement of Cash Flows for the periods ended October 31, 2010	F–3

Statement of Changes in Stockholders’ Deficiency as at October 31, 2010	F–4

Notes to the Financial Statements	F–5

Eternity Healthcare Inc.
Financial Statements
(Expressed in US dollars)
April 30, 2010

Report of Independent Registered Public Accounting Firm	F–13

Balance Sheet as of April 30, 2010	F–14

Statements of Loss and Comprehensive Loss and Deficit for the period from December 10, 2009 (inception) to April 30, 2010	F–15

Statement of Cash Flows for the period from December 10, 2009 (inception) to April 30, 2010	F–16

Statement of Changes in Stockholders’ Deficiency as at April 30, 2010	F–17

Eternity Healthcare Inc.
(A Development Stage Company)
Interim Balance Sheets
(Expressed in U.S. Dollars)
(Unaudited)

	As at 31 October 2010	As at 30 April 2010 (Audited)
	$	$

Assets

Current
Cash and cash equivalents	5,414	5,341
Amounts receivable	848	-

	6,262	5,341

Equipment (Note 4)	708	-

	6,970	5,341

Liabilities

Current
Accounts payable and accrued liabilities (Note 5)	7,520	4,943
Due to related parties (Note 6)	67,067	30,697

	74,587	35,640

Stockholders’ deficiency
Capital stock (Note 7)
Authorized
Unlimited number of common shares without par value
Issued and outstanding
31 October 2010 – 4,000,000 common shares
30 April 2010 – 4,000,000 common shares	380	380
Accumulated other comprehensive loss	(1,835)	(914)
Deficit, accumulated during the development stage	(66,162)	(29,765)

	(67,617)	(30,299)

	6,970	5,341

Nature and Continuance of Operations (Note 1), Commitment (Note 8) and Subsequent Events (Note 11)

The accompanying notes are an integral part of these interim financial statements.

Eternity Healthcare Inc.
(A Development Stage Company)
Interim Statements of Loss and Comprehensive Loss
(Expressed in U.S. Dollars)
(Unaudited)

	For the period from the date of incorporation on 10 December 2009 to 31 October 2010	For the three month period ended 31 October 2010	For the six month period ended 31 October 2010
	$	$	$

Expenses
Bank charges and interest	370	147	218
Consulting fees	2,386	1,878	2,386
Depreciation	20	20	20
Legal and accounting	23,540	3,927	3,927
License fee	10,000	-	-
Office and miscellaneous	847	496	847
Research and development	28,999	28,999	28,999

Net loss for the period	(66,162)	(35,467)	(36,397)

Net loss per share – Basic and diluted		(0.009)	(0.009)

Weighted average number of common shares outstanding		4,000,000	4,000,000

Comprehensive loss
Net loss for the period	(66,162)	(35,467)	(36,397)
Foreign currency translation adjustment	(1,835)	(1,423)	(921)

Comprehensive loss for the period	(67,997)	(36,890)	(37,318)

Comprehensive loss per share – Basic and diluted		(0.009)	(0.009)

The accompanying notes are an integral part of these interim financial statements.

Eternity Healthcare Inc.
(A Development Stage Company)
Interim Statements of Cash Flows
(Expressed in U.S. Dollars)
(Unaudited)

	For the period from the date of incorporation on 10 December 2009 to 31 October 2010	For the three month period ended 31 October 2010	For the six month period ended 31 October 2010
	$	$	$

Cash flows used in operating activities
Net loss for the period	(66,162)	(35,467)	(36,397)
Adjustments to reconcile loss to net cash used by operating activities:
Depreciation	20	20	20
Changes in operating assets and liabilities:
(Increase) in amounts receivable	(848)	(800)	(848)
Increase in accounts payable and accruedliabilities	7,520	2,661	2,577
Increase (decrease) in due to related parties	16,730	(11,060)	(7,245)

	(42,740)	(44,646)	(41,893)

Cash flows used in investing activities
Purchase of equipment (Note 4)	(728)	(728)	(728)

Cash flows from financing activities
Common shares issued for cash	380	-	-
Increase in due to related parties	50,337	14,244	43,615

	50,717	14,244	43,615

Effect of exchange rate changes on cash and cash equivalents	(1,835)	(1,423)	(921)

Increase (decrease) in cash and cash equivalents	5,414	(32,553)	73

Cash and cash equivalents, beginning of period	-	37,967	5,341

Cash and cash equivalents, end of period	5,414	5,414	5,414

Supplemental Disclosures with Respect to Cash Flows (Note 10)

The accompanying notes are an integral part of these interim financial statements.

Eternity Healthcare Inc.
(A Development Stage Company)
Interim Statements of Changes in Stockholders’ Deficiency
(Expressed in U.S. Dollars)
(Unaudited)

	Number of shares issued	Capital stock	Accumulated other comprehensive loss	Deficit accumulated during the development stage	Stockholders’ deficiency
		$	$	$	$
Balance at 10 December 2009 (incorporation)
Common shares issued – cash($0.000095 per share) (Note 7)	4,000,000	380	-	-	380
Foreign currency translation adjustment	-	-	(914)	-	(914)
Net loss for the period	-	-	-	(29,765)	(29,765)

Balance at 30 April 2010	4,000,000	380	(914)	(29,765)	(30,299)
Foreign currency translation adjustment	-	-	(921)	-	(921)
Net loss for the period	-	-	-	(36,397)	(36,397)

Balance at 31 October 2010	4,000,000	380	(1,835)	(66,162)	(67,617)

The accompanying notes are an integral part of these interim financial statements.

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 October 2010

1.	Nature and Continuance of Operations

Eternity Healthcare Inc. (the “Company”) was incorporated under the federal laws of Canada on 10 December 2009. The Company is focused on offering an extensive range of diagnostic kits, general lifestyle supplements and many other management products and resources.

The Company is a development stage enterprise, as defined in Accounting Standards Codification (the “Codification” or “ASC”) 915-10, “Development Stage Entities”. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principle operations have not commenced, and, accordingly, no revenue has been derived during the organization period.

On 11 March 2010, the Company entered into a distribution and sale agreement (the “Distribution Agreement”) with ValiMedix Limited (“ValiMedix”).  ValiMedix is incorporated under the laws of the United Kingdom as a private limited company. ValiMedix is a wholly-owned subsidiary of ValiRx PLC (“ValiRx”), a company incorporated under the laws of United Kingdom and listed on the AIM market of the London Stock Exchange PLC.  Under the terms of the Distribution Agreement, the Company has the exclusive and non-exclusive distribution rights to distribute, market, promote, detail, advertise and sell certain products (the “Licensed Products”) in Canada and the United States as defined in the agreement (Note 8).

Since signing the Distribution Agreement with ValiMedix, the Company has engaged in organizational and start up activities, including developing a new business plan, making arrangements for office space and raising additional capital.  The Company has generated no revenue from product sales and does not have any pharmaceutical products currently available for sale.

The Company’s financial statements as at 31 October 2010 and for the six month period then ended have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.  The Company has net loss of $36,397 for the six month period ended 31 October 2010 (cumulative – $66,162) and has a working capital deficit of $68,325 as at 31 October 2010 (30 April 2010 – $30,299).

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital.  Management believes that the Company’s capital resources should be adequate to continue operating and maintaining its business strategy during the fiscal year ending 30 April 2011.  However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures.  These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As at 31 October 2010, the Company has suffered losses from development stage activities to date.  Although management is currently attempting to implement its business plan, and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 October 2010

2.	Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

Basis of presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are expressed in U.S. dollars.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Foreign currency translation

The Company’s functional currency is the Canadian dollar and reporting currency is the U.S. dollar.  All transactions initiated in other currencies are translated into the reporting currency in accordance with ASC 830, “Foreign Currency Matters” as follows:

i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date, and
ii)	Revenue and expense items at rate of exchange at the dates on which those elements are recognized.

Gains and losses on translation are included in other comprehensive income (loss) in stockholders’ deficiency for the period.

Financial instruments

The carrying value of cash and cash equivalents, amounts receivable, accounts payable and due to related parties approximates their fair value because of the short maturity of these instruments.  The Company has operations in Canada that give rise to exposure to market risks from changes in foreign currency rates.  The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates.  Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Basic and diluted net income (loss) per share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”.  ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.  Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excluded all dilutive potential shares if their effect is anti-dilutive.

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 October 2010

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC 740, “Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax losses and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Comprehensive loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As at 31 October 2010, the Company has items that represent a comprehensive income (loss) and, therefore, has included a schedule of comprehensive income (loss) in the financial statements.

Equipment and depreciation

Equipment has been recorded at cost, net of accumulated depreciation (Note 4).  Improvements are capitalized and maintenance, repairs and minor replacements are expensed as incurred.  Depreciation is determined using a straight-line method over its estimated useful life of 39 months for its computer equipment.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Segments of an enterprise and related information

ASC 280, “Segment Reporting” establishes guidance for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public.  It also establishes standards for disclosures regarding products and services, geographic areas and major customers.  ASC 280 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.  The Company has evaluated this Codification and does not believe it is applicable at this time.

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 October 2010

Recent accounting pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued ASU 2010-06, “Improving Disclosures about Fair Value Measurements”. This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after 15 December 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after 15 December 2010. As ASU 2010-06 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements”, which eliminates the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events.  ASU No. 2010-09 is effective for fiscal quarters beginning after 15 December 2010.  The adoption of ASU No. 2010-09 will not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU No. 2010-11, “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives”.  ASU No. 2010-11 clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements. Specifically, only one form of embedded credit derivative qualifies for the exemption – one that is related only to the subordination of one financial instrument to another. As a result, entities that have contracts containing an embedded credit derivative feature in a form other than such subordination may need to separately account for the embedded credit derivative feature. The amendments in ASU No. 2010-11 are effective for each reporting entity at the beginning of its first fiscal quarter beginning after 15 June 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after 5 March 2010. The adoption of ASU No. 2010-11 is not expected to have a material impact on the Company’s financial statements.

3.	Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, amounts receivable, accounts payable and due to related parties.  These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant credit, liquidity or market risk arising from these financial instruments.

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 October 2010

4.	Equipment

			Net book value
	Cost	Accumulated depreciation	31 October 2010	30 April 2010 (Audited)
	$	$	$	$

Computer equipment	728	20	708	-

During the six month period ended 31 October 2010, total additions to equipment were $728 (30 April 2010 – $Nil).

5.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

6.	Due to Related Parties and Related Party Transactions

i.
As at 31 October 2010, $8,682 is payable to the President of the Company related to cash advances provided to the Company (30 April 2010 – receivable of $198). This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

ii.
As at 31 October 2010, $14,046 is receivable from a company controlled by the Chief Executive Officer of the Company related to operating expenses paid by the Company on its behalf (30 April 2010 – $816). This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

iii.
As at 31 October 2010, $72,431 is payable to the Chief Executive Officer of the Company related to operating expenses paid on behalf of the Company and cash advances provided to the Company in the amount of $30,776 and $41,655, respectively (30 April 2010 – $24,989 and $6,722, respectively). This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 October 2010

7.	Capital Stock

Authorized

The total authorized capital consists of an unlimited number of common shares without par value.

Issued and outstanding

On 10 December 2009, the Company issued 2,000,000 common shares of the Company to the Chief Executive Officer of the Company for total proceeds of $190.

On 10 December 2009, the Company issued 2,000,000 common shares of the Company to the President of the Company for total proceeds of $190.

8.	Commitment

On 11 March 2010, the Company entered into a Distribution Agreement with ValiMedix (Note 1).

The basic terms of the Distribution Agreement are as follows:

i.
ValiMedix has granted exclusive distribution rights to the Company to distribute, market, promote, advertise and sell the Licensed Products, as defined in the Distribution Agreement, which consists of In Vitro diagnostic products, exclusively in Canada and non-exclusively in the United States;

ii.	The Company paid ValiMedix $10,000 upon the signing of the Distribution Agreement;

iii.	The Company is required to pay ValiMedix a 3% royalty on net sales of the Licensed Products as set out in the Distribution Agreement;

iv.	ValiMedix will supply all Licensed Products to the Company under the Distribution Agreement;

v.	ValiMedix is responsible for all liabilities in respect to the Licensed Products for any and all matters arising out of the manufacturing of the Licensed Products; and

vi.
The Distribution Agreement shall remain in effect for a period of 20 years from the Commencement Date and may be renewed for an additional 10 year term provided that the Company meets its minimum purchase quota. The Company may further renew the Distribution Agreement for successive one year terms, unless at least 30 days prior to the renewal date, as defined in the Distribution Agreement, the Company notifies ValiMedix that it elects not to permit the extension of the term.

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 October 2010

9.	Income Taxes

The Company has losses carried forward for income tax purposes to 31 October 2010.  There are no current or deferred tax expenses for the six month period ended 31 October 2010 due to the Company’s loss position.  The Company has fully reserved for any benefits of these losses.  The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry forward period.  Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The provision for refundable federal income tax consists of the following:

For the six month period ended 31 October 2010
$
Deferred tax asset attributable to:
Net loss for the period	36,397
Combined income tax rate	13.50%

Current operations	4,914
Change in foreign exchange rate	123
Change in valuation allowance	(5,037)

Net refundable amount	-

The composition of the Company’s deferred tax asset as at 31 October 2010 and 30 April 2010 is as follows:

	As at 31 October 2010	As at 30 April 2010 (Audited)
	$	$
Deferred tax asset:
Net operating loss carry forward	9,177	4,143
Equipment	3	-

Less: Valuation allowance	(9,180)	(4,143)

Net deferred tax asset	-	-

As at 31 October 2010, the Company has unused non-capital losses for Canadian tax purposes of approximately $68,719 that are available to offset future taxable income.  These losses expire as follows:

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)
31 October 2010

Year	Amount

2030	30,635
2031	38,084

10.	Supplemental Disclosures with Respect to Cash Flows

	For the period from the date of incorporation on 10 December 2009 to 31 October 2010	For the three month period ended 31 October 2010	For the six month period ended 31 October 2010
	$	$	$

Cash paid during the period for interest	-	-	-
Cash paid during the period for income taxes	-	-	-

11.	Subsequent Events

There are no subsequent events to be reported that occurred during the period from the period ended 31 October 2010 to the date the interim financial statements were available to be issued on 13 December 2010.

James Stafford
James Stafford, Inc. Chartered Accountants Suite 350 – 1111 Melville Street Vancouver, British Columbia Canada V6E 3V6 Telephone +1 604 669 0711 Facsimile +1 604 669 0754

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Eternity Healthcare Inc.
(A Development Stage Company)

We have audited the balance sheet of Eternity Healthcare Inc. (A Development Stage Company) (the “Company”) as of 30 April 2010, and the related statements of loss, comprehensive loss and deficit, cash flows and changes in stockholders’ deficiency for the period from the date of incorporation on 10 December 2009 to 30 April 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of 30 April 2010 and the results of its operations and its cash flows for the period from the date of incorporation on 10 December 2009 to 30 April 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations.  Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ James Stafford, Inc.
James Stafford, Inc. Chartered Accountants

Vancouver, Canada

3 December 2010

Eternity Healthcare Inc.
(A Development Stage Company)
Balance Sheet
(Expressed in U.S. Dollars)
As at 30 April 2010

$

Assets

Current
Cash and cash equivalents	5,341

Liabilities

Current
Accounts payable and accrued liabilities (Note 4)	4,943
Due to related parties (Note 5)	30,697

35,640

Stockholders’ deficiency
Capital stock (Note 6)
Authorized
Unlimited number of common shares without par value
Issued and outstanding
30 April 2010 – 4,000,000 common shares	380
Accumulated other comprehensive loss	(914)
Deficit, accumulated during the development stage	(29,765)

(30,299)

5,341

The accompanying notes are an integral part of these financial statements.

Eternity Healthcare Inc.
(A Development Stage Company)
Statement of Loss, Comprehensive Loss and Deficit
(Expressed in U.S. Dollars)
For the period from the date of incorporation on 10 December 2009 to 30 April 2010

$

Expenses
Bank charges and interest	152
Legal and accounting	19,613
License fee (Note 7)	10,000

Net loss for the period, being deficit end of period	(29,765)

Loss per share – Basic and diluted	(0.007)

Weighted average number of shares outstanding	4,000,000

Comprehensive loss
Net loss for the period	(29,765)
Foreign currency translation adjustment	(914)

Comprehensive loss for the period	(30,679)

Comprehensive loss per share – Basic and diluted	(0.008)

The accompanying notes are an integral part of these financial statements.

Eternity Healthcare Inc.
(A Development Stage Company)
Statement of Cash Flows
(Expressed in U.S. Dollars)
For the period from the date of incorporation on 10 December 2009 to 30 April 2010

$

Cash flows used in operating activities
Net loss for the period	(29,765)
Changes in operating assets and liabilities
Increase in accounts payable and accrued liabilities	4,943
Increase in due to related parties	23,975

(847)

Cash flows from financing activities
Common shares issued for cash	380
Increase in due to related parties	6,722

7,102

Effect of exchange rate changes on cash and cash equivalents	(914)

Increase in cash and cash equivalents, being cash and cash equivalents, end of period	5,341

Supplemental Disclosures with Respect to Cash Flows (Note 9)

The accompanying notes are an integral part of these financial statements.

Eternity Healthcare Inc.
(A Development Stage Company)
Statements of Changes in Stockholders’ Deficiency
(Expressed in U.S. Dollars)

	Number of shares issued	Capital stock	Accumulated other comprehensive loss	Deficit, accumulated during the development stage	Stockholders’ deficiency
		$	$	$	$
Balance at 10 December 2009 (incorporation)
Common shares issued – cash($0.000095 per share) (Note 6)	4,000,000	380	-	-	380
Foreign currency translation adjustment	-	-	(914)	-	(914)
Net loss for the period	-	-	-	(29,765)	(29,765)

Balance at 30 April 2010	4,000,000	380	(914)	(29,765)	(30,299)

The accompanying notes are an integral part of these financial statements.

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 April 2010

1.	Nature and Continuance of Operations

Eternity Healthcare Inc. (the “Company”) was incorporated under the federal laws of Canada on 10 December 2009. The Company is focused on offering an extensive range of diagnostic kits, general lifestyle supplements and many other management products and resources.

The Company is a development stage enterprise, as defined in Accounting Standards Codification (the “Codification” or “ASC”) 915-10, “Development Stage Entities”. The Company is devoting all of its present efforts to securing and establishing a new business, its planned principle operations have not commenced, and, accordingly, no revenue has been derived during the organization period.

On 11 March 2010, the Company entered into a distribution and sale agreement (the “Distribution Agreement”) with ValiMedix Limited (“ValiMedix”).  ValiMedix is incorporated under the laws of the United Kingdom as a private limited company. ValiMedix is a wholly-owned subsidiary of ValiRx PLC (“ValiRx”), a company incorporated under the laws of United Kingdom and listed on the AIM market of the London Stock Exchange PLC.  Under the terms of the Distribution Agreement, the Company has the exclusive and non-exclusive distribution rights to distribute, market, promote, detail, advertise and sell certain products (the “Licensed Products”) in Canada and the United States as defined in the agreement (Note 7).

Since signing the Distribution Agreement with ValiMedix, the Company has engaged in organizational and start up activities, including developing a new business plan, making arrangements for office space and raising additional capital.  The Company has generated no revenue from product sales and does not have any pharmaceutical products currently available for sale.

The Company’s financial statements as at 30 April 2010 and for the period from the date of incorporation on 10 December 2009 to 30 April 2010 have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.  The Company has a net loss of $29,765 for the period from the date of incorporation on 10 December 2009 to 30 April 2010 and has a working capital deficit of $30,299 as at 30 April 2010.

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital.  Management believes that the Company’s capital resources should be adequate to continue operating and maintaining its business strategy during the fiscal year ending 30 April 2011.  However, if the Company is unable to raise additional capital in the near future, due to the Company’s liquidity problems, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures.  These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As at 30 April 2010, the Company has suffered losses from development stage activities to date.  Although management is currently attempting to implement its business plan, and is seeking additional sources of equity or debt financing, there is no assurance these activities will be successful.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 April 2010

2.         Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these financial statements.

Basis of presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are expressed in U.S. dollars.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Foreign currency translation

The Company’s functional currency is the Canadian dollar and reporting currency is the U.S. dollar.  All transactions initiated in other currencies are translated into the reporting currency in accordance with ASC 830, “Foreign Currency Matters” as follows:

i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date, and
ii)	Revenue and expense items at the rate of exchange at the dates on which those elements are recognized.

Gains and losses on translation are included in other comprehensive income (loss) in stockholders’ deficiency for the period.

Financial instruments

The carrying value of cash and cash equivalents, accounts payable and due to related parties approximates their fair value because of the short maturity of these instruments.  The Company has operations in Canada that give rise to exposure to market risks from changes in foreign currency rates.  The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates.  Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

Basic and diluted net income (loss) per share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”.  ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.  Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 April 2010

Income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC 740, “Income Taxes”, which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax losses and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

Comprehensive loss

ASC 220, “Comprehensive Income”, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements.  As at 30 April 2010, the Company has items that represent a comprehensive loss and, therefore, has included a schedule of comprehensive loss in the financial statements.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Segments of an enterprise and related information

ASC 280, “Segment Reporting” establishes guidance for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public.  It also establishes standards for disclosures regarding products and services, geographic areas and major customers.  ASC 280 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.  The Company has evaluated this Codification and does not believe it is applicable at this time.

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 April 2010

Recent accounting pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued ASU 2010-06, “Improving Disclosures about Fair Value Measurements”. This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after 15 December 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after 15 December 2010. As ASU 2010-06 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements”, which eliminates the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events.  ASU No. 2010-09 is effective for fiscal quarters beginning after 15 December 2010.  The adoption of ASU No. 2010-09 will not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU No. 2010-11, “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives”.  ASU No. 2010-11 clarifies the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements. Specifically, only one form of embedded credit derivative qualifies for the exemption – one that is related only to the subordination of one financial instrument to another. As a result, entities that have contracts containing an embedded credit derivative feature in a form other than such subordination may need to separately account for the embedded credit derivative feature. The amendments in ASU No. 2010-11 are effective for each reporting entity at the beginning of its first fiscal quarter beginning after 15 June 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after 5 March 2010. The adoption of ASU No. 2010-11 is not expected to have a material impact on the Company’s financial statements.

3.	Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and due to related parties.  These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant credit, liquidity or market risk arising from these financial instruments.

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 April 2010

4.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are non-interest bearing, unsecured and have settlement dates within one year.

5.	Due to Related Parties and Related Party Transactions

a.
As at 30 April 2010, $198 is receivable from the President of the Company related to the issuance of shares. This balance is non-interest bearing, unsecured and has no fixed terms of repayment (Note 6).

b.
As at 30 April 2010, $816 is receivable from a company controlled by the Chief Executive Officer of the Company related to operating expenses paid by the Company on its behalf. This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

c.
As at 30 April 2010, $31,711 is payable to the Chief Executive Officer of the Company related to operating expenses paid on behalf of the Company and cash advances provided to the Company in the amount of $24,989 and $6,722, respectively. This balance is non-interest bearing, unsecured and has no fixed terms of repayment.

6.	Capital Stock

Authorized

The total authorized capital consists of an unlimited number of common shares without par value.

Issued and outstanding

On 10 December 2009, the Company issued 2,000,000 common shares of the Company to the Chief Executive Officer of the Company for total proceeds of $190.

On 10 December 2009, the Company issued 2,000,000 common shares of the Company to the President of the Company for total proceeds of $190 (Note 5).

7.	Commitment

On 11 March 2010, the Company entered into a Distribution Agreement with ValiMedix (Note 1).

The basic terms of the Distribution Agreement are as follows:

a.
ValiMedix has granted exclusive distribution rights to the Company to distribute, market, promote, advertise and sell certain Licensed Products, as defined in the Distribution Agreement, which consists of In Vitro diagnostic products, exclusively in Canada and non-exclusively in the United States;

b.	The Company paid ValiMedix $10,000 upon the signing of the Distribution Agreement;

c.	The Company is required to pay ValiMedix a 3% royalty on net sales of the Licensed Products as set out in the Distribution Agreement;

d.	ValiMedix will supply all Licensed Products to the Company under the Distribution Agreement;

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 April 2010

e.	ValiMedix is responsible for all liabilities in respect to the Licensed Products for any and all matters arising out of the manufacturing of the Licensed Products; and

f.
The Distribution Agreement shall remain in effect for a period of 20 years from the Commencement Date and may be renewed for an additional 10 year term provided that the Company meets its minimum purchase quota. The Company may further renew the Distribution Agreement for successive one year terms, unless at least 30 days prior to the renewal date, as defined in the Distribution Agreement, the Company notifies ValiMedix that it elects not to permit the extension of the term.

8.	Income Taxes

The Company has losses carried forward for income tax purposes to 30 April 2010.  There are no current or deferred tax expenses for the period from the date of incorporation on 10 December 2009 to 30 April 2010 due to the Company’s loss position.  The Company has fully reserved for any benefits of these losses.  The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss carry forward period.  Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes.

The provision for refundable federal income tax consists of the following:

For the Period from the Date of Incorporation on 10 December 2009 to 30 April 2010
$
Deferred tax asset attributable to:
Net loss for the period	29,765
Combined income tax rate	13.50%

Current operations	4,018
Change in foreign exchange rate	125
Change in valuation allowance	(4,143)

Net refundable amount	-

Eternity Healthcare Inc.
(A Development Stage Company)
Notes to Financial Statements
(Expressed in U.S. Dollars)
30 April 2010

The composition of the Company’s deferred tax asset as at 30 April 2010 is as follows:

As at 30 April 2010

Deferred tax asset:
Net operating loss carry forward	4,143

Less: Valuation allowance	(4,143)

Net deferred tax asset	-

The potential income tax benefit of these losses has been offset by a full valuation allowance.

As at 30 April 2010, the Company has unused non-capital losses for Canadian tax purposes of approximately $30,694 that are available to offset future taxable income.  These losses expire as follows:

Year	Amount
$

2030	30,694

9.	Supplemental Disclosures with Respect to Cash Flows

2010
$

Cash paid during the period for interest	-
Cash paid during the period for income taxes	-

10.	Subsequent Events

There are no subsequent events to be reported that occurred during the period from the period ended 30 April 2010 to the date the financial statements were available to be issued on 3 December 2010.

Management's Discussion and Analysis of Financial Position and Results of Operations

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following is a discussion of Eternity BC’s financial statements for the period from December 10, 2009 (inception) to April 30, 2010 as well as the interim period ended October 31, 2010.  The financials of Eternity BC will be our financials going forward due to the reverse take-over accounting treatment of the Share Exchange transaction.  Pro-forma financial statements are not required to be filed as the reverse merger was treated as a recapitalization.

The following discussion should be read in conjunction with the financial statements of Eternity BC, including the notes thereto, appearing elsewhere in this report.  The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Liquidity and Capital Resources

For the six months ended October 31, 2010 and the period from December 10, 2009 (inception) to October 31, 2010

As of October 31, 2010 we had $5,414 in cash and $848 in amounts receivable for a total of $6,262 in current assets.  Our total assets as of October 31, 2010 were $6,970 and our total liabilities were $74,587.  As of October 31, 2010 we had working capital deficit of $68,325.

During the six months ended October 31, 2010 we spent cash of $41,893 on operating activities.  From December 10, 2009 (inception) to October 31, 2010 we spent cash of $42,740 on operating activities.

From December 10, 2009 (inception) to October 31, 2010 we spent cash of $728 on investing activities for the purchase of equipment.   This cash was spent during the three month period ended October 31, 2010.

During the six months ended October 31, 2010 we received $43,615 from financing activities in the form of advances from related parties.   From December 10, 2009 (inception) to October 31, 2010 we received cash of $50,717 in cash from financing activities, made up of $50,337 in advances from related parties and $380 in proceeds from the issuance of common shares.

During the six months ended October 31, 2010 we recorded a loss of $921 due to exchange rates and an overall cash increase of $73.

We estimate that our expenses over the next 12 months (beginning January 2011) will be approximately $500,000 as described in the table below.  These estimates may change significantly depending on the performance of our products in the marketplace and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	100,000
Marketing and advertising	12 months	50,000
Management and operating costs	12 months	100,000
Salaries and consulting fees	12 months	200,000
Fixed asset purchases	12 months	30,000
General and administrative expenses	12 months	20,000
Total		500,000

We intend to meet our cash requirements for the next 12 months through a combination of retained earnings, debt financing and equity financing by way of private placements.  We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any private placement or debt financings.  However, there is no assurance that any such financing will be available or if available, on terms that will be acceptable to us.  We may not raise sufficient funds, or have sufficient retained earnings, to fully carry out our business plan.

For the period from December 10, 2009 (inception) to April 30, 2010

As of April 30, 2010 we had $5,341 in cash.  Our total assets as of April 30, 2010 were $5,341 and our total liabilities were $35,640.  As of April 30, 2010 we had working capital deficit of $30,299.

During the period from December 10, 2009 (inception) to April 30, 2010 we spent cash of $847 on operating activities.  During the period from December 10, 2009 (inception) to April 30, 2010 we received $7,102 from investing activities in the form of $6,722 in advances from related parties and $380 in proceeds from the issuance of common shares.

During the period from December 10, 2009 (inception) to April 30, 2010 we recorded a loss of $914 due to exchange rates and an overall cash increase of $5,341.

Results of Operations

Results of operations for the three month period ended October 31, 2010 and the period from December 10, 2009 (inception) to October 31, 2010:

Our expenses for these periods were as follows:

	Three Months Ended October 31, 2010 ($)	December 10, 2009 (inception) to October 31, 2010 ($)
Revenue	-	-
Bank charges and interest	147	370
Consulting fees	1,878	2,386
Depreciation	20	20
Legal and accounting	3,927	23,540
License fee	-	10,000
Office and miscellaneous	496	847
Research and development	28,999	28,999

Our total operating expenses for the three months ended October 31, 2010 were $35,467 and $ 66,162 for the period from December 10, 2009 (inception) to October 31, 2010.  Our net loss for the three months ended October 31, 2010 was $35,467 or $0.009 per share, and $66,162 for the period from December 10, 2009 (inception) to October 31, 2010.

Results of operations for the six month period ended October 31, 2010

Our expenses for this period were as follows:

Six Months Ended October 31, 2010 ($)
Revenue	-
Bank charges and interest	218
Consulting fees	2,386
Depreciation	20
Legal and accounting	3,927
Office and miscellaneous	847
Research and development	28,999

Our total operating expenses for the six months ended October 31, 2010 were $36,397.  Our net loss for the three months ended October 31, 2009 was $36,397 or $0.009 per share.

Results of operations for the period from December 10, 2009 (inception) to April 30, 2010:

December 10, 2009 (inception) to April 30, 2010 ($)
Revenue	-
Bank charges and interest	152
Legal and accounting	19,613
License fee	10,000

Our total operating expenses for the period from December 10, 2009 (inception) to April 30, 2010 were $29,765.  Our net loss for the period from December 10, 2009 (inception) to April 30, 2010 was $29,765, or $0.007 per share.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete listing of these policies is included in Note 2 of the notes to our financial statements for the period from December 10, 2009 (inception) to April 30, 2010.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Basic and diluted net income (loss) per share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”.  ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement.  Basic EPS is computed by dividing net income (loss) available to common stockholders (numerator) by the weighted average number of shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from these estimates.

Foreign currency translation

The Company’s functional currency is the Canadian dollar and reporting currency is the U.S. dollar.  All transactions initiated in other currencies are translated into the reporting currency in accordance with ASC 830, “Foreign Currency Matters” as follows:

i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date, and
ii)	Revenue and expense items at the rate of exchange at the dates on which those elements are recognized.

Gains and losses on translation are included in other comprehensive income (loss) in stockholders’ deficiency for the period.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any changes in or disagreements with our registered independent public accounting firm.

Directors and Executive Officers

Directors and Officers

Our Articles state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors.  Our Board of Directors has fixed the number of directors at three, and we currently have three directors.

On December 13, 2010, in conjunction with the Share Exchange, Mr. Hassan Salari resigned as our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, and Treasurer and Mrs. Francine Salari, his spouse, was appointed in his place.  Mr. Salari will remain with our company as one of our directors.

Our current directors and officers are as follows:

Name	Age	Position
Francine Salari	53	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, and Director

Hassan Salari	57	Director

Our Directors will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Francine Salari, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Mrs. Salari obtained her accounting diploma from Quebec, Canada. She worked for 10 years as an accounting and financial advisor with the National Bank of Canada in Montreal. She further worked at the Continental bank in the capacity of Personal banking and client response team member for 3 years. From 1990 to1993 she was the Financial Controller at Inflazyme Pharmaceuticals in Vancouver, Canada. From 1996 to 2000 she worked as controller and accountant at Neovie Biotechnology and PTM Molecular, as PTM changed its name to Chemokine Therapeutics Corp., and was listed publicly.  From 2000 to 2009 she was the Financial Controller at Posh Cosmeceuticals Inc.  She retired in 2009 and consulted for Eternity BC.  Her experience in the finance and pharmaceutical industries are the reasons we have appointed her to our board of directors.

Hassan Salari, Director

Hassan Salari is an entrepreneur and scientist. Dr. Salari has over 25 years’ experience in the biotechnology field, specializing in highly sophisticated research and drug development programs and business development.

Currently, Dr. Salari is the Chairman, President and Chief Executive Officer of Global Health Ventures Inc., a company traded on the OTC Bulletin Board (OTCBB: GHLV).  Further, Dr. Salari is a director of Neurokine Pharmaceutical Inc (OTCBB: NEUKF), a company with an emphasis in neurological diseases. Prior to that, Dr. Salari was a director of Pacgen Biopharmaceuticals Inc., a public company with its shares listed on the TSX Venture Exchange. From 1998 to 2007, Dr. Salari was the chief executive officer and president of Chemokine Therapeutics Corp., a company established as a focused biotechnology company to develop chemokine-based therapeutic products for human diseases. Chemokine was a public company listed on OTC Bulletin Board and the TSX. From 1992 to 1998, Dr. Salari was the chief executive officer and president of Inflazyme Pharmaceuticals Ltd., a company founded by Dr. Salari. Dr. Salari maintained the responsibility of managing the company’s business affairs as well as its drug discovery and development programs (focused on allergies and asthma). While there, he negotiated and closed several licensing deals with biotechnology and pharmaceutical companies.

From 1991 to 1998, Dr. Salari was a Professor, Department of Medicine at the University of British Columbia. From 1987 to 1990, he was an Assistant Professor at the University of British Columbia. From 1986 to 1987, he was a research associate in the Department of Medicine at the University of British Columbia. He was the lead project investigator in cytokine research and drug development. From 1984 to 1986, he worked as a research associate at the Department of Physiology, Laval University. Dr. Salari carried out research work on the biology of human blood cells and their control by cytokines. From 1981 to 1982, Dr. Salari worked at the Department of Immunology at McGill University in Montreal as a research associate. He is the author of over 200 scientific articles, abstracts and books in various subjects of medicine.

Other Directorships

Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination.  The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted.  Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders.  If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.  Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses.  In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee and Charter

We have a separately-designated audit committee of the board.  Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee.

Audit Committee Financial Expert

None of our directors or officers have the qualifications or experience to be considered a financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Code of Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Disclosure Committee and Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

Family Relationships

Hassan Salari and Francine Salari are husband and wife.  Mr. Salari is our director and Mrs. Salari is our sole officer and also a member of our board of directors.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Total ($)
Hassan Salari (2)	2010	0	0
	2009

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)	Hassan Salari has been the President and director of Eternity BC since its inception.

Option Grants

As of the date of this report we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

We have not yet entered into any consulting or management agreements with any of our current executive officers or directors.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this report.  We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.  The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of February 4, 2011, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of February 4, 2011, there were 63,575,000 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Registration Statement.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Francine Salari (2) 409 Granville Street, Suite 1023, Vancouver, BC, Canada, V6C 1T2	19,000,005	29.9%

Common Stock	Hassan Salari (3) 409 Granville Street, Suite 1023, Vancouver, BC, Canada, V6C 1T2	33,310,000	52.4%

	All Officers and Directors as a Group	52,310,005	82.3%

Common Stock	Frederik Salari 2306 – 1067 Marinaside Crescent, Vancouver, BC, V6Z 3A4	4,999,995	7.9%

Common Stock	Julian Salari 11 – 7400 Minoru Blvd., Richmond, BC, V6Y 3J5	5,009,995	7.9%

(1)	Based on 63,575,000 issued and outstanding shares of our common stock as of December 13, 2010.
(2)	Francine Salari is our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director.
(3)	Hassan Salari is our director.

Changes in Control

As of February 4, 2011 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Certain Relationships and Related Transactions

On December 13, 2010, pursuant to the closing of the Share Exchange, we issued 30,000,000 shares of our common stock to Hassan Salari, our director and 19,000,005 shares to Francine Salari, our President, Chief Executive Officer and Director.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

We currently act with one director. We have determined that we do not have a director that would qualify as an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors.  Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Item 13.    Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

Commission filing fee	$22
Legal fees and expenses	10,000
Accounting fees and expenses	4,000
Printing and marketing expenses	100
Miscellaneous	78
Total	$14,200

Item 14.   Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

•	Article VII of our Bylaws, filed as Exhibit 3.3 to this Registration Statement; and

•	Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our Bylaws

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 15.  Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

•
On December 13, 2007 we issued 3,100,000 pre-split shares of common stock to our former sole officer and director, Michael Frank Phillet, at a price of $0.005 per share.  The total proceeds received from this offering were $15,500.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

•
We completed an offering of 2,650,000 pre-split shares of our common stock at a price of $0.01 per share to a total of thirty four (34) non-US purchasers on March 31, 2008.  These shares were issued without a prospectus pursuant to Regulation S of the Securities Act.

•
On June 14, 2010 we issued 3,000,000 pre-split common shares to Hassan Salari, our director, for services rendered to us.  These shares were issued without a prospectus pursuant to Regulation S of the Securities Act.

•
On December 13, 2010 we issued 60,000,000 shares of our common stock in connection with the closing of the Share Exchange.  These shares were issued to 5 non-US holders without a prospectus, pursuant to the exemptions from registration found in Regulation S of the Securities Act.

Our reliance upon the exemption under Rule 903 of Regulation S of the Securities Act was based on the fact that the sales of the securities were completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the securities. Each investor was not a U.S. person, as defined in Regulation S, and was not acquiring the securities for the account or benefit of a U.S. person.

Since our inception we have made no purchases of our equity securities.

Item 16.    Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement with Eternity Healthcare Inc., dated December 13, 2010 (3)
3.1	Articles of Incorporation of Eternity Healthcare Inc. (formerly Kid’s Book Writer Inc.) (1)
3.2	Certificate of Amendment filed with the Nevada Secretary of State on November 1, 2010 (2)
3.3	Bylaws of Eternity Healthcare Inc. (formerly Kid’s Book Writer Inc.) (1)
4.1	Instrument Defining the Right of Holders – Form of Share Certificate (1)
5.1	Legal Opinion of Michael J. Morrison
10.1	Licensing Agreement with Valimedix Limited, dated March 11, 2010. (3)
21	List of subsidiaries
23.1	Consent of James Stafford, Inc.
23.2	Consent of Michael J. Morrison (incorporated in Exhibit 5.1)

(1)           Included as an exhibit to our Registration Statement on Form S-1 filed on June 25, 2008.
(2)           Included as an exhibit to our Current Report on Form 8-K filed on November 16, 2010.
(3)           Included as an exhibit to our Current Report on Form 8-K filed on December 17, 2010.

Item 17.     Undertakings

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on February 4, 2011.

ETERNITY HEALTHCARE INC.

By:	/s/ Francine Salari
Francine
President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Francine Salari	President, Secretary, Treasurer and Director	February 4, 2011
Francine Salari	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Hassan Salari	Director	February 4, 2011
Hassan Salari